UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2021

Zoned Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51640	46-5198242
(Commission File Number)	(IRS Employer Identification No.)

14269 N. 87th Street, #205 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (877) 360-8839

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Zoned Properties, Inc. (the “Company”) on March 23, 2020, on March 19, 2020, the Company made an initial investment of $100,000 (the “Initial Investment”) into KCB Jade Holdings, LLC (“KCB”). In exchange for the Initial Investment, KCB issued to the Company a convertible debenture (the “Original Debenture”) dated March 19, 2020 in the original principal amount of $100,000.

On February 19, 2021, the Company made an additional investment of $100,000 into KCB (the “Additional Investment”). In exchange, the KCB issued to the Company an amended and restated convertible debenture (the “A&R Debenture”) on same date (the “Amendment Date”).

The A&R Debenture amends and restates in its entirety the Original Debenture. Pursuant to the A&R Debenture, the Company and KCB agreed to certain new terms that did not exist in the Original Debenture, which are described below.

Interest Accrual Commencement: Pursuant to the A&R Debenture, interest on the Initial Investment begins accruing as of March 19, 2020, while interest on the Additional Investment begins accruing on February 19, 2021.

Franchise Fees. In the A&R Debenture, the parties acknowledge that each time that KCB sells one of its franchise locations, KCB earns a fee (an “Initial Fee”), and that KCB also earns a fee when one of its franchise locations renews its franchise with KCB (a “Renewal Fee”). Pursuant to the A&R Debenture, the Company and KCB agreed that, as additional consideration for the Additional Investment, KCB will pay to the Company, in perpetuity, 5% of any Initial Fee received by KCB after the Amendment Date, as well as 5% of any Renewal Fee received by KCB related to any franchise locations sold after the Amendment Date, in each case to be paid within five (5) days of receipt of KCB thereof.

In addition, following the Amendment Date, KCB agreed not to decrease the amount it charges its franchise locations for an Initial Fee or any Renewal Fee as in effect on the Amendment Date without the prior written consent of the Company, or to take any other actions that would reduce the value of KCB’s obligation to the Company with respect to these franchise fee payments.

KCB’s obligation to pay the Company the franchise fees listed above will survive any termination, repayment or conversion of the A&R Debenture. Failure by KCB to pay the Company the franchise fees in the manner described above will result in an event of default, and, among other things, any due and unpaid franchise fees will accrue interest at 12% per year from the date the obligation was due.

Apart from the terms described above, the terms of the A&R Debenture are substantially identical to the terms of the Original Debenture, which are described in the Company’s Current Report on Form 8-K filed by the Company on March 23, 2020. The description of the Original Debenture contained therein is incorporated by reference.

The foregoing description of the A&R Debenture is qualified in its entirety by reference to the complete terms and conditions of the A&R Debenture, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As disclosed in Item 1.01 of this Current Report on Form 8-K, the KCB issued to the Company the A&R Debenture. The disclosure in Item 1.01 hereof concerning the A&R Debenture is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

Also on February 19, 2021, the Company issued a press release regarding the Company’s additional investment into the start-up cannabis franchise organization KCB. The information contained in the website is not a part of this Current Report on Form 8-K. The press release is attached hereto as Exhibit 99.1 and, except with regard to the website referenced therein, incorporated herein by reference.

The information included in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Convertible Debenture issued February 19, 2021 from KCB Jade Holdings, LLC.
99.1	Press release of the registrant issued on February 19, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONED PROPERTIES, INC.

Dated: February 19, 2021	/s/ Bryan McLaren
Bryan McLaren
Chief Executive Officer & Chief Financial Officer

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